Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Airgas, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633, 333-08113, 333-37863, 333-46739, 333-60995, 333-61989 and 333-46266) on Form S-3, (Nos. 333-23651, and 333-114499) on Form S-4 and (Nos. 33-21780, 33-25419, 33-33954, 33-64056, 33-64058, 33-64112, 333-28261, 333-42023, 333-75256, 333-75258, 333-100187, 333-107872, 333-117965 and 333-137185, 333-136463 and 333-136461) on Form S-8 of Airgas, Inc. of our reports dated May 29, 2007, with respect to the consolidated balance sheets of Airgas, Inc. and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of earnings, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended March 31, 2007, and the related financial statement schedule and our report dated May 29, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of Airgas, Inc.
Our report refers to the Company’s change in method of accounting for stock based compensation pursuant to Statement of Financial Accounting Standards (SFAS) No. 123R, Share Based Payment, using the modified prospective transition method effective on April 1, 2006, as well as the Company’s adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, effective April 1, 2006 and to the Company’s change in method of accounting for conditional asset retirement obligations pursuant to FASB Interpretation No. (FIN) 47, Accounting for Conditional Asset Retirement Obligations an interpretation of Statement on Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, effective March 31, 2006.
/s/ KPMG LLP
Philadelphia, Pennsylvania
May 29, 2007